Exhibit 99.1

Ethan Allen Comments on Business in advance of Investor Meeting and Announces Earnings Release Date for Fiscal 2017 Results

DANBURY, CT July 17, 2017 (GLOBE NEWSWIRE) -- Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE:ETH) commented today, in advance of its Investor Meeting, on its recent and upcoming business objectives as well as its preliminary financial results for the 2017 fiscal year, which ended on June 30, 2017.

“We look forward to discussing our progress and initiatives at the forthcoming Investor Meeting,” said Farooq Kathwari, Chairman and CEO of Ethan Allen. “Fiscal 2017 was a ‘year of action’ where we completed many initiatives and also launched major new initiatives. Topics of the meeting will include the repositioning of our offerings, our expanded marketing, investments in new Design Centers around the country, investments in technology, the launch of the Ethan Allen | Disney magical home program and the recent launch of the ‘Ethan Allen design studio’ on Amazon.”

Mr. Kathwari added, “During our fourth quarter, retail written orders in April decreased 7.1% and then progressively increased by 7.0% in May and 6.9% in June, resulting in a 1.9% increase for the quarter compared to the same period in the prior year. So far in July, written orders have continued a strong positive trend.”

Net sales and projected earnings for the fourth quarter, ending June 30, 2017, were impacted by several factors, including very tough comparatives with the prior year quarter when retail net sales increased 7.6%, wholesale net sales increased 9.6%, and adjusted EPS increased 32.6%. Net sales in the prior year quarter also reflected shipments of new product introductions, which also resulted in stronger margins at the wholesale level. Additionally, during the current year fourth quarter, national advertising increased 27.5% over the prior year period, reflecting the Company’s continued focus on brand building and driving traffic and sales.

Mr. Kathwari further stated, “While these many initiatives, coupled with a substantial expansion of our advertising, have resulted in increased operating expenses compared to the prior year, they are now substantially completed. We are well positioned for our fiscal 2018 and remain cautiously optimistic.”

Based on preliminary financial information, the Company expects to report fiscal year 2017 consolidated net sales of $763.4 million compared to $794.2 in the prior year, wholesale net sales of $453.3 million, and retail net sales of $603.7 million.

The company expects an adjusted gross margin of 55.6% for the fourth quarter and 55.8% for the full fiscal year, an adjusted operating margin of approximately 9.5% for the fourth quarter and 8.5% for the fiscal year, and adjusted EPS for the fourth quarter in the range of $0.41 to $0.42 and for the full fiscal year in the range of $1.44 to $1.45.

During the fourth quarter, the Company paid $5.3 million in dividends, an increase of 11.6%, and for the full fiscal year paid dividends of $20.0 million, an increase of 20.3%, over the prior year period. The Company repurchased 250,000 shares for $6.9 million during the fourth quarter and 360,000 shares for $10.2 million for the fiscal year.

The Company will release its fiscal year 2017 financial results after the market closes on Wednesday, July 26, 2017, and will host an analyst conference call to discuss the company's business and financial highlights that afternoon, at 5:00 PM ET. A live webcast may be accessed from the "Events and Presentations" page at http://www.ethanallen.com/investors. To access the conference call, dial 844-822-0103 (or 614-999-9166 for international callers), and provide conference ID 50728591. For those unable to listen to the live broadcast, a webcast replay will be archived on the company's website for at least 60 days.

The Company's Investor Meeting is scheduled for Wednesday, July 19, 2017, at 10:00 AM ET. A link to a live webcast of the meeting will be available on the "Events and Presentations" page at http://ethanallen.com/investors. A replay will be archived on the company's website for at least 60 days. For information on registering to attend the meeting, contact ir@ethanallen.com.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates nine manufacturing facilities including six manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Ethan Allen Interiors Inc.

Investor / Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

ir@ethanalleninc.com

Forward-Looking Information

This press release and any related webcasts, conference calls and other related discussions should also be read in conjunction with the Company's Annual Report on Form 10-K for the year ended June 30, 2016 (the "2016 Form 10-K") and other reports filed with the Securities and Exchange Commission.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our management's beliefs and assumptions concerning future events based on information currently available to us relating to our future results. Such forward-looking statements are identified in this press release and in documents incorporated herein by reference by use of forward-looking words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", "will", "may", "continue", "project", "target", "outlook", "forecast", "guidance", and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events, and are not guarantees of future performance. A number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements, including, but not limited to: changes in global or regional political or economic conditions, including changes in governmental and central bank policies; our ability to secure debt or other forms of financing; the effect of operating losses on our ability to pay cash dividends; changes in business conditions in the furniture industry, including changes in consumer spending patterns, tastes and demand for home furnishings; competition from overseas manufacturers and domestic retailers and competitive factors such as changes in products or marketing efforts of others; effects of our brand awareness and marketing programs, including changes in demand for our existing and new products; our ability to locate new design center sites and/or negotiate favorable lease terms for additional design centers or for the expansion of existing design centers; fluctuations in interest rates and the cost, availability and quality of raw materials; pricing pressures; the effects of labor strikes; weather conditions that may affect sales; volatility in fuel, utility, transportation and security costs; the potential effects of natural disasters affecting our suppliers or trading partners; the effects of terrorist attacks or conflicts or wars involving the United States or its allies or trading partners; and those matters discussed in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended June 30, 2016, and elsewhere in this press release and our SEC filings. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this press release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.